SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of July 17, 2014 by and between Seaniemac International, Ltd. (“SM” or the “Company”), a corporation formed under the laws of the State of Nevada, and IBC Funds, LLC (“IBC”), a Nevada Limited Liability Company.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $100,000.00; and

WHEREAS, these liabilities are past due; and

WHEREAS, IBC acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, IBC and SM desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A annexed hereto (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $100,000.00.

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“COMMON STOCK” shall mean the Company’s common stock, $.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Court within Manatee County, Florida.

“DISCOUNT” shall mean fifty (50%) percent.

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

“MARKET PRICE” on any given date shall mean the lowest Sale Price during the Valuation Period.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the Over the Counter Bulletin Board, QB marketplace, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“PURCHASE PRICE” shall mean the Market Price during the Valuation Period (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRADING PERIOD” shall mean Trading Days during the Valuation Period.

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“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“VALUATION PERIOD” shall mean the fifteen (15) day trading period preceding the share request inclusive of the day of any Share Request pursuant to this agreement (the “trading period”); provided that the Valuation Period shall be extended as necessary in the event that (1) the Initial Issuance is delivered in more than one tranches pursuant to Sections 3(a) and 3(e), and/or (2) one or more Additional Issuances is required to be made pursuant to Section 3(d) below, in which case the Valuation Period for each issuance shall be extended to include additional trading days pursuant to such issuance. The Valuation Period shall begin on the date of any Share Request pursuant to this Agreement, but shall be suspended to the extent that any subsequent Initial Issuance tranche and/or Additional Issuance is due to be made until such date as such Initial Issuance tranche and/or Additional Issuance is delivered to IBC pursuant to Section 3(b)(iii). Any period of suspension of the Valuation Period shall be established by means of a written notice from IBC to the Company.

2. Fairness Hearing. Upon the execution hereof, Company and IBC agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

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3. Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by IBC and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 7 herein, Company shall issue and deliver to IBC shares of its Common Stock (the “Settlement Shares”) as follows:

a. In settlement of the Claims, Company shall initially issue and deliver to IBC, in one or more tranches as necessary subject to paragraph 3(f) herein, shares of Common Stock (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the compromised amount at a fifty percent (50%) discount to market (the total amount of the claims divided by 50%) based on the market price during the valuation period as defined herein through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “settlement shares”).

b. No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) cause its legal counsel to issue an opinion to Company’s transfer agent, in form and substance reasonably acceptable to IBC and such transfer agent, that the shares of Common Stock to be issued as the Initial Issuance and Additional Issuance (as defined below) are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by IBC without restriction; (ii) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company’s stock transfer agent in the form annexed hereto as Exhibit B; and (iii) within three (3) days thereof, issue and deliver to IBC Settlement Shares in one or more tranches as necessary, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount, through the issuance of freely trading securities issued pursuant to Section 3(a) 10 of the Securities Act. Pursuant to this agreement, IBC Funds, LLC may deliver a request to SM which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to IBC Funds, LLC (the “Share Request”). The date upon which the first tranche of the Initial Issuance shares have been received into IBC’s account and are available for sale by IBC shall be referred to as the “Issuance Date”. In the event that Company is delinquent on issuance of shares of stock to IBC pursuant to the terms and conditions of this Section 3 within five (5) business days of a request for issuance of shares pursuant to Court Order Granting Approval of this Settlement Agreement, then the Discount shall be increased by five percent (5%), as well as an additional five percent (5%) for each additional delinquency of five (5) Trading Days up to a maximum Discount of ninety percent (90%) until all Settlement Shares have been received by IBC and Company has fully complied with all terms and conditions and obligations pursuant to this Settlement Agreement and Stipulation.

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c. During the Valuation Period, the Company shall deliver to IBC, through the Initial Issuance and any required Additional Issuance subject to paragraph 3(f) herein that number of shares (the “Final Amount”) with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the Purchase Price. The parties acknowledge that the number of Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d. If at any time during the Valuation Period the Market Price is below 90% of the Market Price on the day before the Issuance Date, Company will immediately cause to be issued and delivered to IBC in accordance with the provisions of Section 3(b) herein, such additional shares as may be required to effect the purposes of this Settlement Agreement (each, an “Additional Issuance”), subject to the limitation in the paragraph below. At the end of the Valuation Period, if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, IBC shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e. Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares beneficially owned by IBC at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by IBC, or deemed beneficially owned by IBC, would result in IBC owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches.

f. For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4. Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

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5. Releases. Upon receipt of all of the Settlement Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect IBC’s right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6. Representations. Company hereby represents, warrants and covenants to IBC as follows:

a. There are Two Billion (2,000,000,000) shares of Common Stock of the Company authorized, of which approximately Forty Two Million One Hundred Seventy Thousand Three Hundred Forty Five (42,170,345) Shares of Common Stock are issued and outstanding; and approximately One Billion Nine Hundred Fifty Seven Million Eight Hundred Twenty Nine Thousand Six Hundred Fifty Five (1,957,829,655) Shares of Common Stock are available for issuance pursuant hereto;

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

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c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the greater of the number of shares that could be issued pursuant to the terms of the Order and that Company shall reserve at its transfer agent, at a minimum, Fifty Million (50,000,000) shares during the Valuation Period in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the settlement shares have been delivered and converted pursuant to this agreement and Company’s obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this agreement;

e. If at any time it appears reasonably likely that there may be insufficient authorized shares to fully comply with the Order, Company shall promptly increase its authorized shares to ensure its ability to timely comply with the Order;

f. The execution of this Agreement and performance of the Order by Company and IBC will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

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h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

j. Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

k. There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding;

l. There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

m. Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

n. To the best of the Company’s knowledge, Seller is not, directly or indirectly, utilizing any of the proceeds received from IBC for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

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o. Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

p. Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

q. Company represents that none of the services provided or to be provided which gave rise to the Claims were or are services related to promoting the Company’s Securities or that may be considered investor relations services;

r. Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller;

s. Company acknowledges that IBC or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this agreement and agrees and consents that same may occur below the par value of the Company’s Common Stock.

t. None of the transactions agreements or proceedings described above is party of a plan or scheme to evade the registration requirements of the Securities Act and SM and IBC are acting and has acted in an arms length capacity.

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7. Continuing Jurisdiction. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit B (the “Stipulation of Dismissal”). The parties hereto expressly agree that said Stipulation of Dismissal shall not be filed, but shall be held in escrow by counsel for IBC Funds, LLC, until such time that Company has fully complied with all of its obligations pursuant to this Settlement Agreement and Stipulation. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8. Conditions Precedent/ Default.

a. If Company shall default in promptly delivering the Settlement Shares to IBC in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b. If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c. If the Company shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

d. If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall been established for securities traded on the Principal Market; or the Common Stock is not eligible or unable to be deposited for trade on the Principal Market; or the Company is delinquent or has not made its required Securities and Exchange Commission filings; or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of the IBC, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within ten (10) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations of IBC pursuant to this Agreement shall be voidable in the sole discretion of IBC, unless otherwise agreed by written agreement of the parties;

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e. In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, then the Company shall be deemed in default of the agreement and IBC, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order, and this Agreement and/or any remaining obligations of IBC pursuant to this Agreement shall be voidable in the sole discretion of IBC, unless otherwise agreed by written agreement of the parties. In said event, IBC shall have no further obligation to comply with the terms of this agreement and can thus opt out of making any remaining payments, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreement as referenced in schedule A.

9. Information. Company and IBC each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10. Ownership and Authority. Company and IBC represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

11. No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

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12. Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13. Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement.

14. Covenants.

a. For so long as IBC or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company’s Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company’s business or corporate structure, (5) a change in Company’s charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) taking any action, intention, plan or arrangement similar to any of those enumerated above. Nothing in this section shall be deemed to exclude strategic decisions by Company made in an effort to expand the Company except as expressly stated herein. The provisions of this paragraph may not be modified or waived without further order of the Court.

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b. Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement. The Company shall file such additional SEC filings as may be required in respect of the transactions.

c. IBC hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

15. Indemnification. Company shall indemnify, defend and hold IBC and its affiliates harmless with respect to all obligations of Company arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or shareholders of Company.

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16. Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after have been so advised.

17. Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonably attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

18. Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

19. Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in Manatee County, Florida.

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20. Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon IBC’s final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby, and (b) IBC shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

21. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

22. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

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(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:
Seaniemac International, Ltd.
Barry Brookstein, CEO
780 New York Avenue
Suite A
Huntington, New York 11743
Tel: 516-369-3104
Fax:831-620-0156
Email: barry@brooksteinassociates.com

with a copy to:

Tinley M. Rudd, Esquire
2127 Ringling Blvd., Suite 103
Sarasota, Florida 34237
941-951-6733 (phone)
941-951-6738 (fax)
Florida Bar No. 022902

IBC Funds, LLC
Attn: Samuel Oshana
1170 Kane Concourse, Suite 404
Bay Harbor, Florida 33154
Telephone: 786-218-4651
Email: sam@ibcfunds.com

and

Charles N. Cleland, Jr., P.A.
2127 Ringling Boulevard, Suite 104
Sarasota, Florida 34237
(941) 955-1595 phone
(941) 953-7185 facsimile
Florida Bar No. 0896195
ccleland@clelandpa.com email

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

IBC Funds, LLC

By:	/s/ Samuel Oshana
Name:	Samuel Oshana
Title:	Managing Partner

Seaniemac International, Ltd.

By:	/s/ Barry Brookstein
Name:	Barry Brookstein
Title:	CEO

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Affiliates

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EXHIBIT A

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT
IN AND FOR MANATEE COUNTY, FLORIDA

IBC Funds, LLC,

a Nevada Limited Liability Company,

Plaintiff,

v.	Case No.

Seaniemac International, Ltd.,

a Nevada Corporation,

Defendant.

___________________________________/

ORDER GRANTING APPROVAL OF

SETTLEMENT AGREEMENT AND STIPULATION

This matter having come on for a hearing on the ___ day of ____________ , 2014, to approve the Settlement Agreement entered into as of_________________________________ , 2014 between Plaintiff, IBC Funds, LLC (“Plaintiff’) and Defendant, Seaniemac International, Ltd. (“Defendant” and collectively with Plaintiff, the “Parties”), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the “Shares”) to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;

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2. The hearing having been scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3. The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

4. The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933. The Settlement Agreement and Stipulation entered into between the parties is hereby approved and the parties are ordered to comply with same. The Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida reserves jurisdiction over the parties to this action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation as well as for such other purposes as allowed by law.

SO ORDERED, this ____ day of ______________, 2014.

_______________________________________________
The Honorable ______________________

Conformed copies to:
Charles N. Cleland, Jr., Esq.
Tinley M. Rudd, Esq.

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EXHIBIT B

[To be reprinted on Company letterhead]

DATE

Island Stock Transfer

15500 Roosevelt Boulevard Suite 301

Clearwater, FL 33760

Ladies and Gentlemen:

Seaniemac International, Inc. (the “Company”) and IBC Funds LLC. (the “Investor”) have entered into a 3(a)(10) Settlement dated as of ___________ (the “Agreement”) in the principal amount of $100,000.00 (the “Settlement”).

A copy of the settlement is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (initially, Fifty Million for this specific transaction) for issuance upon full conversion of the Settlement in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company and the Investor.

The ability to convert the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor (from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury) without any further action or confirmation by the Company: (A) upon your receipt from the Investor of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. The Investor understands and acknowledges that in the event that the Company is delinquent in billing with Island Stock Transfer, they will honor conversion requests with the additional payment of $200.00 per request.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. Furthermore, if the company decides to switch or terminate the current Transfer Agent, 30 day notice of termination must be given, and the fee for the irrevocable agreement transfer will be $350.00 per irrevocable agreement payable to the current transfer agent prior to termination.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

Chief Executive Officer

Acknowledged and Agreed:

Island Stock Transfer

By:
Name:
Title:

22

EXHIBIT C

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR MANATEE COUNTY, FLORIDA

IBC Funds, LLC,

a Nevada Limited Liability Company,

Plaintiff,

v.	Case No.

Seaniemac International, Ltd.,

a Nevada Corporation,

Defendant.

___________________________________/

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Florida Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed, each party to bear its own costs.

Dated: _____________ , 2014

Charles N. Cleland, Jr., Esq.	Tinley M. Rudd, Esquire
CHARLES N. CLELAND, JR., P. A.	Law Offices of Ingram & Rudd, P.L.
Florida Bar No. 0896195	2127 Ringling Blvd., Suite 103
2127 Ringling Blvd., Suite 104	Sarasota, Florida 34237
Sarasota, Florida 34237	941-951-6733 (phone)
(941) 955-1595 phone	941-951-6738 (fax)
(941) 953-7185 facsimile	Florida Bar No. 022902
Attorney for Plaintiff	Attorney for Defendant

SO ORDERED:	_______________________________________
The Honorable ___________________________

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Company	Nature of Claim	First Payment to be paid within five (5) days after Court order granting approval of settlement agreement pursuant to Claims Purchase Agreements annexed hereto.	Second Payment to be paid within sixty (60) days after Court order granting approval of settlement agreement pursuant to Claims Purchase Agreements annexed hereto.	Total Amount of Debt Purchased
Summit Trading LTD	Invoice	$60,000.00	$40,000.00	$100,000.00

TOTALS		$60,000.00	$40,000.00	$100,000.00

SCHEDULE A

CLAIMS